SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2004

Pharmaceutical Formulations, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 8.01     Other Events

           On December 30, 2004 the Company paid the principal due under its outstanding 8% Convertible Subordinated Debentures Due 2002 and 8.25% Convertible Subordinated Debentures Due 2002, totaling $1,105,000. The debenture holders had previously agreed to forebear the right to force payment on the due date of the debentures so long as they were paid on or before June 15, 2005. ICC Industries Inc., the Company’s largest stockholders, provided bridge financing for the principal payments.

           On December 31, 2004, the Company entered into a new three year loan agreement with General Electric Capital Corporation for $3,147,027.37, bearing interest at 6.76% per annum, which loan was secured by the Company’s equipment. The loan is repayable in 35 monthly installments of principal and interest of $96,826.11 with a final monthly installment equal to the balance of principal and interest due. The amount of the ICC bridge financing was repaid out of the GE Capital loan and the balance of the GE Capital loan was utilized to refinance existing GE equipment leases.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ A. Ernest Toth, Jr. Name: A. Ernest Toth, Jr. Title: Vice President and Chief Financial Officer

Dated: January 4, 2005